NEUBERGER & BERMAN EQUITY TRUST


                                     SCHEDULE A

                                    Initial Series
                                    --------------

                               Neuberger & Berman Focus Trust

                               Neuberger & Berman Genesis Trust

                               Neuberger & Berman Guardian Trust

                               Neuberger & Berman Manhattan Trust

                               Neuberger & Berman Partners Trust


                                  Additional Series
                                  -----------------

                               Neuberger & Berman NYDC Socially Responsive Trust